Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-264780 on Form S-8 of our report dated March 23, 2022, relating to the financial statements of Rocket Lab USA, Inc., appearing in the Annual Report on Form 10-K of Rocket Lab USA, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche, LLP

Los Angeles, CA

May 11, 2022